Exhibit 99.1
For Immediate Release
Local.com to Present at Canaccord Genuity
Global Growth Conference
IRVINE, CA, August 4, 2010 — Local.com Corporation (NASDAQ: LOCM), a leading local search site and network, today announced that the company will be a featured presenter at the Canaccord Genuity 30th Annual Global Growth Conference being held at the InterContinental Boston, August 10-12, 2010.
Heath Clarke, the company’s chairman and chief executive officer, and Brenda Agius, the company’s chief financial officer, will be presenting on Tuesday, August 10, at 2:30 p.m. Eastern Time. They will discuss Local.com’s 2010 growth strategy and strategic initiatives.
About Local.com®
Local.com Corporation (NASDAQ: LOCM) owns and operates a leading local search site and network in the United States. The company uses patented and proprietary technologies to provide over 20 million consumers each month with relevant search results for local businesses, products and services on Local.com and over 800 partner sites. Local.com owns or manages over 40,000 geo-category domain sites, and over 70,000 small business customers use Local.com products and services to reach consumers using a variety of subscription, performance and display advertising and website products. To advertise, or for more information visit: www.local.com.
About Canaccord Genuity
Canaccord Genuity is the global capital markets division of Canaccord Financial Inc (CF: TSX | CF.: AIM), offering institutional and corporate clients idea-driven investment banking, research, sales and trading services from 11 offices worldwide. Our team of 375 capital markets professionals have industry and transactional expertise in critical sectors of the global economy: Metals and Mining, Energy, Agriculture, Technology, Telecommunications, Financials, Consumer Products, Real Estate, Transportation, Infrastructure, Sustainability, Life Sciences, Support Services and Investment Trusts. More information is available at www.canaccordgenuity.com.
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Investor Relations Contact:
Brinlea C. Johnson
The Blueshirt Group
212-551-1453
brinlea@blueshirtgroup.com
Media Relations Contact:
Cameron Triebwasser
Local.com
949-789-5223
ctriebwasser@local.com